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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of USA Waste Services, Inc. on Amendment No. 1 to Form S-4 of our report dated March 1, 1996, on our audits of the consolidated financial statements of USA Waste Services, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which is included in USA Waste Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, our report dated May 23, 1996, on our audits of the supplemental consolidated balance sheets of USA Waste Services, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1995, which are included in USA Waste Services, Inc. Current Report on Form 8-K/A filed on July 1, 1996 with the Securities and Exchange Commission, and our report dated November 8, 1996, on our audits of the supplemental consolidated balance sheets of USA Waste Services, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1995, which are included in USA Waste Services, Inc. Current Report on Form 8-K filed on November 12, 1996 with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."



                                          COOPERS & LYBRAND L.L.P.



Dallas, Texas
November 18, 1996






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